Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Bill Davis
Public Affairs Manager
(678) 728-2018

CHEMICON INTERNATIONAL, INC. EXPANDS STEM CELL FRANCHISE
THROUGH ACQUISITION OF SPECIALTY MEDIA

ATLANTA, GA – February 22, 2005 – Serologicals Corporation (NASDAQ: SERO) announced today that Chemicon International, Inc., its wholly-owned subsidiary, has acquired the assets of Specialty Media, a division of Cell & Molecular Technologies, owned by Sentigen Holding Corporation (NASDAQ: SGHL). Specialty Media, based in Phillipsburg, New Jersey, develops and supplies a variety of specialty stem cell culture media formulations and supplements, cells and research reagent tools to the life sciences industry. Serologicals acquired all of the assets of Specialty Media for $6.5 million in cash.

“The Specialty Media acquisition represents another milestone achievement in the execution of our strategic plan to continue to be the premier provider of tools for stem cell research,” said Jeffrey D. Linton, President of Chemicon International.  “This transaction, which we expect to be immediately accretive, will provide us an expanded platform on which to continue to add new stem cell product opportunities to address the needs of the stem cell research market. We expect to generate approximately $4 million from the sale of Specialty Media’s products in 2005.”

The Specialty Media acquisition provides a number of important strategic additions for Chemicon including:

•                                          Products and manufacturing capabilities for stem cell lines and support reagents such as feeder cells and media

•                                          Enzyme-free, animal-free, chemically defined cell dissociation solutions and cell freezing media, qualified for stem cell culture

•                                          Basal and complete cell culture media, custom formulations, solutions and powders

•                                          Stem cell qualified supplements including antibiotic solutions

These products join Chemicon’s extensive stem cell product portfolio that includes stem cell differentiation and characterization kits, the most extensive line of stem cell marker antibodies, and ready-to-use stem cell media and stem cell culture supplements such as ESGRO® and Leukemia Inhibitory Factor (LIF) – an exclusively licensed growth factor essential for the derivation and maintenance of mouse ES cells. Recent additions to Chemicon’s stem cell tools include RESGRO™, an ES cell culture medium for the rescue of partially differentiated ES cells as well as the derivation of new ES cells, and the PluriStem™ mouse ES cell-lines.

“We believe that we can significantly grow the sales of the Specialty Media products through the efforts of our very talented sales and marketing groups,” added Linton.  “Researchers who already use our other stem cell research tools will also be interested in the products that we now offer from Specialty Media.”

Specialty Media’s products and services are available to customers immediately. More information is available at specialtymedia.com or by contacting either Specialty Media at 1-888-209-8870 or Chemicon at 1-800-437-7500.

Chemicon International, Inc. offers a broad range of research products, including specialty reagents, kits, antibodies, and custom products and services, to customers working in the areas of neuroscience, stem cell biology, cancer, and infectious disease research.  It is also a leading supplier of monoclonal antibodies, conjugates, antibody blends and molecular-based detection kits for use in diagnostic laboratories. Chemicon focuses on basic and biomedical research, drug discovery, and diagnostics, allowing it to serve thousands of customers worldwide in the academic, clinical, biotechnology, and pharmaceutical sectors. Acquired in 2003, Chemicon is a Serologicals company, based in Temecula, CA.

For more information, please visit our website: www.chemicon.com

Serologicals Corporation (NASDAQ: SERO), headquartered in Atlanta, GA., is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery, and the bioprocessing of life-enhancing products. Our customers include researchers at major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world’s leading provider of monoclonal antibodies for the blood typing industry. Serologicals employs a total of more than 1,000 people worldwide in three Serologicals’ companies: Chemicon International, headquartered in Temecula, CA, Upstate Group, LLC, headquartered in Charlottesville, VA. and Celliance Corporation, headquartered in Atlanta, GA.

For more information, please visit our website: www.serologicals.com

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, without limitation, our expectations regarding accretion, our expectations regarding Specialty Media’s fiscal year 2005 revenue and our ability to increase Specialty Media’s sales. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to update these statements based on events that may occur after the date of this press release.

Serologicals is a registered trademark of Serologicals Royalty Company.

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